UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                           IMMTECH INTERNATIONAL, INC.
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             (Exact name of registrant as specified in its charter)



               DELAWARE                                 39-1523370
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)



            150 Fairway Drive,
                 Suite 150
          Vernon Hills, Illinois                              60061
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 (Address of principal executive offices)                  (Zip Code)



Securities to be registered pursuant to Section 12(b) of the Act:

            Title of each class                  Name of each exchange on which
            to be so registered                  each class is to be registered
            -------------------                  ------------------------------

Common Stock, .01 par value per share              American Stock Exchange LLC

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |X|

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |_|

Securities Act registration statement file number to which this form relates:
N/A  (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

                      ----------------------------------
                                (Title of Class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.           Description of Registrant's Securities to be Registered.

The description of securities required by this Item is contained under the heading "Description of Securities" in our Registration Statement on Form SB-2 File No. 333-64393, originally filed with the Securities and Exchange Commission on September 28, 1998, as amended to date and including any other amendments to such Registration Statement made prior to the effective date (collectively, the "Registration Statement"). The Registration Statement is incorporated herein by reference.

Item 2.           Exhibits

Not Applicable.


                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

IMMTECH INTERNATIONAL, INC.

Date  August 6, 2003

By    /s/ T. Stephen Thompson
      --------------------------------
      T. Stephen Thompson
      President and Chief Executive Officer